Exhibit 5.1

[LETTERHEAD OF VENABLE LLP]

April 3, 2009

Celsion Corporation

10220-L Old Columbia Road

Columbia, Maryland 21046

Re:          Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as counsel to Celsion Corporation, a Delaware corporation (the “Company”), in connection with certain matters of Delaware law relating to the registration by the Company of: (a) shares of common stock (the “Common Shares”) of the Company, $0.01 par value per share (“Common Stock”); (b) shares of preferred stock (the “Preferred Shares”) of the Company, $0.01 par value per share (“Preferred Stock”); (c) warrants to purchase Common Shares or Preferred Shares (the “Warrants”); (d) rights (the “Rights”) to purchase Common Shares or Preferred Shares; and (e) units comprised of two or more of the foregoing securities (the “Units” and, together with Common Shares, Preferred Shares, Warrants and Rights, the “Securities”), covered by the above-referenced Registration Statement and any amendments thereto (collectively, the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.             The Registration Statement;

2.             The Certificate of Incorporation of the Company, as amended (the “Certificate”), certified as of a recent date by the Secretary of State of Delaware (the “Secretary”);

3.             The Bylaws of the Company, as amended (the “Bylaws”);

4.             A certificate of the Secretary as to the good standing of the Company, dated as of a recent date;

5.             Resolutions adopted by the Board of Directors of the Company relating to, among other items, the approval of the filing of the Registration Statement, certified as of the date hereof by an officer of the Company;

6.             A certificate executed by an officer of the Company, dated as of the date hereof; and

7.             Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.             Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.             Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.             Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.             All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.             The issuance, and certain terms, of the Securities to be issued by the Company from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with the Delaware General Corporation Law (the “DGCL”), the Certificate and the Bylaws and, with respect to Preferred Shares, Certificates of Designation setting forth the number of shares and the terms of any class or series of Preferred Shares (the “Certificates of Designation”) to be issued by the Company will be filed with and accepted for record by the Secretary prior to their issuance (such approval and, if applicable, acceptance for record, referred to herein as the “Corporate Proceedings”).

6.             Upon the issuance of any Common Shares, including any Common Shares which may be issued upon conversion or exercise of any Securities that are convertible into or exercisable for Common Stock, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Certificate.

7.             Upon the issuance of any Preferred Shares, including any Preferred Shares which may be issued upon conversion or exercise of any Securities that are convertible into or exercisable for Preferred Stock, the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Certificates of Designation, will not exceed, respectively, the total number of shares, and the number of shares of such class or series, of Preferred Stock that the Company is then authorized to issue under the Certificate.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.             Upon the completion of all Corporate Proceedings relating to the Common Shares, the issuance of the Common Shares will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement and the Corporate Proceedings, the Common Shares will be validly issued, fully paid and nonassessable.

2.             Upon the completion of all Corporate Proceedings relating to the Preferred Shares, the issuance of the Preferred Shares will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement and the Corporate Proceedings, the Preferred Shares will be validly issued, fully paid and nonassessable.

3.             Upon the completion of all Corporate Proceedings relating to the Warrants, the issuance of the Warrants will be duly authorized.

4.             Upon the completion of all Corporate Proceedings relating to the Rights, the issuance of the Rights will be duly authorized.

5.             Upon the completion of all Corporate Proceedings relating to the Units, the issuance of the Units will be duly authorized.

This letter expresses our opinion with respect to the DGCL (without regard to the principles of conflict of laws thereof) governing matters such as the authorization and issuance of stock, as such laws are in effect as of the date hereof, as well as the pertinent provisions of the

Delaware Constitution as currently in effect, and currently reported judicial decisions interpreting such laws, subject to the facts bearing upon this opinion as they currently exist. Our opinion is based upon and limited to the applicable laws in effect as of the date hereof and we assume no obligation to revise, supplement or update this opinion in the event of future changes in the DGCL, the Delaware Constitution or the interpretation thereof, or in such facts. This opinion does not extend to the securities or “blue sky” laws of any jurisdiction, to federal securities laws, to the laws of contract or to any other laws of any other jurisdiction or the rules and regulations of any stock exchange or of any other regulatory body, and we do not express any opinion as to the effect of any other laws, rules or regulations on the opinion stated herein.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for your submission to the Commission as an exhibit to the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP